EXHIBIT 99.1

20 North Broadway Oklahoma City, Oklahoma 73102-8260	Telephone: (405) 235-3611 Fax: (405) 552-4667
NEWS RELEASE

Investor contact:	Zack Hager
(405) 552-4526

Media contact:	Brian Engel
(405) 228-7750
DEVON ENERGY’S EARNINGS CLIMB TO $6.34 PER SHARE IN 2006; PROVED RESERVES REACH RECORD 2.4
BILLION BARRELS
OKLAHOMA CITY — February 7, 2007 — Devon Energy Corporation (NYSE:DVN) today reported net earnings of $2.8 billion for the year ended December 31, 2006. Earnings per share were $6.42 per common share ($6.34 per diluted common share). In 2005 the company earned $2.9 billion, or $6.38 per common share ($6.26 per diluted common share).
     For the quarter ended December 31, 2006, Devon reported net earnings of $582 million, or $1.31 per common share ($1.29 per diluted common share). This compares to reported earnings of $970 million or $2.18 per common share ($2.14 per diluted common share) in the fourth quarter of 2005.
     In aggregate, items securities analysts typically exclude from their published estimates reduced reported fourth-quarter 2006 net earnings by $28 million, or seven cents per diluted share. These items include non-cash charges, unrealized gains and other items discussed in detail later in this news release.
     “From almost every perspective, 2006 was an outstanding year for Devon,” commented J. Larry Nichols, chairman and chief executive officer. “We invested over $5 billion in exploration and development projects adding more than 400 million barrels of proved reserves. These investments fortified our North American onshore production base and moved our major development projects toward completion in 2007. In addition, our successful production test in the Gulf of Mexico’s Lower Tertiary Trend validated our long-term growth strategy and set the stage to extend Devon’s growth trajectory well into the next decade.”
Oil and Gas Reserves Climb to Record Levels
Capital and Reserve Summary
(detailed tables on pages 12 and 13 and non-GAAP reconciliation on page 17)

	Year Ended December 31,
	2006	2005

Drill-bit Capital (in millions)	$5,236	$3,952

Reserve Data (MMBoe)

Discoveries and extensions	433	400
Revisions other than price	(6)	37

Drill-bit and performance reserve additions	427	437

     Devon’s estimated proved reserves at December 31, 2006, were a record 2,376 million oil-equivalent barrels (Boe). This is a 13 percent increase over year-end 2005 estimated proved reserves. Reserve additions from all sources before price revisions were 533 million Boe, more than double the company’s annual oil and gas production of 214 million Boe. During 2006, Devon’s reserve life index (proved reserves divided by annual production) increased from 9.4 years to 11.1 years.
     Devon added 427 million Boe through successful drilling (discoveries, extensions and performance revisions) in 2006. The company also acquired 106 million Boe in 2006, primarily through the purchase of Chief’s Barnett Shale natural gas properties. Revisions, largely related to changes in year-end oil and gas prices, reduced 2006 proved reserves by 50 million Boe.
     Proved developed reserves were 1,674 million Boe at December 31, 2006, or 70 percent of proved reserves. Year-end reserves comprised 708 million barrels of crude oil, 8.4 trillion cubic feet of natural gas and 275 million barrels of natural gas liquids.
Active Year Yields Many Exploration and Development Achievements
     Devon drilled more than 2,400 wells in 2006, with a success rate of 98 percent. Following are highlights from the year’s operations activity.
•	Devon dramatically increased its presence in the Barnett Shale in north Texas in 2006 by completing the $2.2 billion acquisition of Chief. The acquired properties include estimated proved reserves of approximately 600 billion cubic feet of natural gas equivalent and leasehold totaling 169,000 net acres with some 2,000 additional drilling locations.

•	The company’s United States onshore properties, including the Barnett Shale and the Groesbeck and Carthage areas in east Texas, showed strong production growth in 2006. Total fourth-quarter production for the U.S. onshore increased seven percent in 2006 compared with 2005.

•	Devon and its co-owners conducted a successful production test of the deepwater Jack No. 2 well in the Gulf of Mexico’s Lower Tertiary Trend. During the test, the Jack No. 2 flowed at a sustained rate of 6,000 barrels of oil per day from approximately 40 percent of the total net pay measured in the well. The successful production test was an important milestone in moving the Jack project toward sanctioning and development. Devon has a 25 percent working interest in the Jack prospect.

•	Also in the Lower Tertiary Trend, the company increased its working interest in the Cascade project from 25 percent to 50 percent. Devon and equal-partner Petrobras plan to develop Cascade using a floating production, storage and offloading vessel. The partners anticipate first production from Cascade in late 2009.

•	Elsewhere in the Lower Tertiary Trend, Devon and its co-owners announced an oil discovery on the Kaskida prospect. Kaskida is Devon’s fourth discovery in the Lower Tertiary Trend and its first in the Keathley Canyon deepwater lease area. Devon has identified 12 additional exploratory prospects on its acreage in Keathley Canyon. The company believes that Kaskida, in which it has a 20 percent working interest, is the largest of its four Lower Tertiary discoveries to date.

•	In the fourth quarter of 2006, the company announced a Miocene-aged oil discovery on the Mission Deep prospect in the Gulf of Mexico. The well, in 7,300 feet of water, was drilled to 25,000 feet and encountered more than 250 feet of net oil pay. The company has 15 additional prospects in its deepwater Miocene inventory. Devon has a 50 percent working interest in Mission Deep, which is operated by Anadarko.

•	At the 100 percent-owned Jackfish thermal heavy oil project in Canada, facilities construction and drilling continued in 2006. Devon expects to commence steam injection at Jackfish in the second quarter of 2007, with full production of 35,000 barrels per day anticipated by the end of 2008.

•	Construction and fabrication for the 50 million barrel Polvo oil development project in Brazil continued on schedule throughout 2006. Devon expects first production from Polvo in mid-2007. Devon operates Polvo with a 60 percent working interest.
African Operations Designated for Divestiture
     In the fourth quarter of 2006, Devon announced its intention to divest its assets and terminate operations in Egypt. In accordance with accounting standards, Devon reclassified the assets, liabilities and results of its operations in Egypt as discontinued operations for all accounting periods presented. Therefore, Devon’s annual and quarterly results from continuing operations for all periods presented in this release exclude results attributable to Egypt. Although revenues and expenses for prior periods were reclassified, there was no impact upon previously reported net earnings. Included with the financial information that follows is a table of revenues, expenses and production categories and the amounts reclassified as discontinued operations for each period presented.
     Early in the first quarter of 2007, the company announced that it plans to divest its assets and terminate operations in West Africa. Therefore, commencing with reporting for the first quarter of 2007, Devon will also reclassify the assets, liabilities and results of its operations in West Africa as discontinued operations.
Oil, Gas and Liquids Sales Remain Steady
     Sales of oil, gas and natural gas liquids increased less than one percent to $8.9 billion in the year ended December 31, 2006, compared with the year ended December 31, 2005. The positive effects of higher realized oil and natural gas liquids prices were largely offset by lower realized natural gas prices and a decline in oil and gas production.
     Combined oil, gas and natural gas liquids production averaged 587 thousand Boe per day in 2006. This was four percent less than Devon’s 2005 average daily production of 613 thousand Boe per day. This decrease in 2006 production was driven by property divestitures completed during 2005, partially offset by growth in production from retained properties during 2006.
     Devon’s combined production of oil, gas and natural gas liquids production increased throughout 2006. Fourth-quarter production climbed seven percent from 574 thousand Boe per day in 2005 to 613 thousand Boe per day in 2006.
     Marketing and midstream operating profit totaled $448 million in 2006, some $2 million less than Devon’s marketing and midstream operating profit for 2005. Marketing and midstream revenues decreased by $100 million while related expenses decreased by $98 million.

Cash Flow Before Balance Sheet Changes Reaches Record Levels
     Cash flow before balance sheet changes in 2006 climbed seven percent to a record $6.1 billion. With cash flow, cash on hand and short-term borrowings under the company’s commercial paper facility, Devon funded more than $8.0 billion of capital expenditures, including the $2.2 billion property acquisition of Chief, and repurchased $253 million of common stock. The company ended the year with cash and short-term investments of approximately $1.3 billion.
     At December 31, 2006, net debt to adjusted capitalization was 24 percent. Reconciliations of cash flow before balance sheet changes, net debt and adjusted capitalization, which are non-GAAP measures, are provided in this release.
Items Excluded from Published Earnings Estimates
     Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. These items and their effects upon reported earnings for the full year and fourth quarter of 2006 were as follows:
•	A change in fair value of derivative financial instruments decreased full-year earnings by $178 million pre-tax ($114 million after tax) and decreased fourth-quarter earnings by $97 million pre-tax ($62 million after tax).

•	An unrealized gain on natural gas derivative instruments increased full-year earnings by $37 million pre-tax ($24 million after tax) and increased fourth-quarter earnings by $32 million pre-tax ($21 million after tax).

•	A reduction in Canadian statutory income tax rates increased full-year after-tax earnings by $243 million.

•	A new income-based tax in the state of Texas decreased full-year after-tax earnings by $39 million.

•	A reduction in the carrying value of oil and gas properties reduced full-year earnings by $152 million pre-tax ($129 million after tax).

•	The decision to exit Egypt generated financial benefits that increased full-year and fourth-quarter earnings by $5 million pre-tax ($13 million after tax).
     The following tables summarize the full-year and fourth-quarter effects of these items on 2006 earnings and income taxes. Included in the tables are the tax effects resulting from an income tax accrual adjustment that did not affect net earnings.
Summary of Items Typically Excluded by Securities Analysts — Full Year 2006
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$(178)	—	(64)	(64)	(114)	—
Unrealized gain on natural gas derivative instruments	37	—	13	13	24	—
Change in Canadian income tax rate	—	—	(243)	(243)	243	—
Texas income-based tax	—	—	39	39	(39)	—
Reduction in the carrying value of properties	(152)	—	(23)	(23)	(129)	—
Financial benefits generated by decision to exit Egypt	5	—	(8)	(8)	13	—
Income tax accrual adjustment	—	(35)	35	—	—	35

Totals	$(288)	(35)	(251)	(286)	(2)	35

     In aggregate, these items decreased full-year 2006 net earnings by $2 million, or one cent per common share (no effect per diluted share). In addition, a reclassification of deferred tax benefits increased cash flow before balance sheet changes by $35 million.
Summary of Items Typically Excluded by Securities Analysts — Fourth Quarter 2006
(in millions)

	Pretax				After-tax	Cash Flow Before
	Earnings	Income Tax Effect			Earnings	Balance Sheet
	Effect	Current	Deferred	Total	Effect	Changes Effect

Change in fair value of financial instruments	$(97)	—	(35)	(35)	(62)	—
Unrealized gain on natural gas derivatives	32	—	11	11	21	—
Financial benefits generated by decision to exit Egypt	5	—	(8)	(8)	13	—

Totals	$(60)	—	(32)	(32)	(28)	—

     In aggregate, these items decreased fourth-quarter 2006 net earnings by $28 million, or six cents per common share (seven cents per diluted share).
Conference Call to be Webcast Today
     Devon will discuss its 2006 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time). The webcast may be accessed from Devon’s internet home page at www.devonenergy.com.
This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.
     Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is one of the world’s leading independent oil and gas producers and is included in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
PRODUCTION DATA (net of royalties)
All periods exclude properties discontinued in 2006

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Total Period Production

Natural Gas (Bcf)
U.S. Onshore	487.5	462.7	129.5	119.1
U.S. Offshore	78.6	92.5	21.4	15.0

Total U.S.	566.1	555.2	150.9	134.1
Canada	240.4	261.0	57.8	61.3
International	8.1	10.8	1.8	3.2

Total Natural Gas	814.6	827.0	210.5	198.6

Oil (MMBbls)
U.S. Onshore	11.1	12.1	2.7	2.9
U.S. Offshore	8.5	13.4	2.0	2.3

Total U.S.	19.6	25.5	4.7	5.2
Canada	12.8	13.1	3.4	3.3
International	22.6	23.4	7.2	5.4

Total Oil	55.0	62.0	15.3	13.9

Natural Gas Liquids (MMBbls)
U.S. Onshore	18.1	17.3	4.7	4.3
U.S. Offshore	0.5	0.8	0.1	0.0

Total U.S.	18.6	18.1	4.8	4.3
Canada	4.7	5.3	1.1	1.4
International	—	0.3	—	0.1

Total Natural Gas Liquids	23.3	23.7	5.9	5.8

Oil Equivalent (MMBoe)
U.S. Onshore	110.5	106.6	29.1	27.1
U.S. Offshore	22.0	29.6	5.6	4.8

Total U.S.	132.5	136.2	34.7	31.9
Canada	57.6	61.9	14.2	14.9
International	23.9	25.5	7.5	6.0

Total Oil Equivalent	214.0	223.6	56.4	52.8

Average Daily Production

Natural Gas (MMcf)
U.S. Onshore	1,335.6	1,267.6	1,407.5	1,295.0
U.S. Offshore	215.4	253.5	232.8	163.1

Total U.S.	1,551.0	1,521.1	1,640.3	1,458.1
Canada	658.7	715.1	627.9	665.9
International	22.1	29.5	19.5	34.2

Total Natural Gas	2,231.8	2,265.7	2,287.7	2,158.2

Oil (MBbls)
U.S. Onshore	30.5	33.2	29.9	31.6
U.S. Offshore	23.1	36.6	21.2	25.0

Total U.S.	53.6	69.8	51.1	56.6
Canada	35.2	36.0	37.1	35.8
International	61.8	64.3	78.2	58.2

Total Oil	150.6	170.1	166.4	150.6

Natural Gas Liquids (MBbls)
U.S. Onshore	49.6	47.5	51.4	46.9
U.S. Offshore	1.4	2.2	1.2	0.4

Total U.S.	51.0	49.7	52.6	47.3
Canada	12.9	14.5	12.2	15.3
International	—	0.9	—	0.8

Total Natural Gas Liquids	63.9	65.1	64.8	63.4

Oil Equivalent (MBoe)
U.S. Onshore	302.7	292.0	315.9	294.3
U.S. Offshore	60.4	81.0	61.2	52.5

Total U.S.	363.1	373.0	377.1	346.8
Canada	157.9	169.7	153.9	162.1
International	65.5	70.0	81.5	64.7

Total Oil Equivalent	586.5	612.7	612.5	573.6

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
FULL-YEAR PRODUCTION DATA — RETAINED PROPERTIES
Both periods exclude properties divested in 2005 and discontinued in 2006

	Year Ended
	December 31,		YOY
	2006	2005	% Change

Total Period Production
Natural Gas (Bcf)
U.S. Onshore	487.5	455.2	7%
U.S. Offshore	78.6	80.3	-2%

Total U.S.	566.1	535.5	6%
Canada	240.4	246.6	-3%
International	8.1	10.8	-25%

Total Natural Gas	814.6	792.9	3%

Oil (MMBbls)
U.S. Onshore	11.1	11.6	-4%
U.S. Offshore	8.5	10.7	-21%

Total U.S.	19.6	22.3	-12%
Canada	12.8	12.4	3%
International	22.6	23.4	-3%

Total Oil	55.0	58.1	-5%

Natural Gas Liquids (MMBbls)
U.S. Onshore	18.1	17.1	6%
U.S. Offshore	0.5	0.6	-17%

Total U.S.	18.6	17.7	5%
Canada	4.7	5.1	-8%
International	—	0.3	-100%

Total Natural Gas Liquids	23.3	23.1	1%

Oil Equivalent (MMBoe)
U.S. Onshore	110.5	104.5	6%
U.S. Offshore	22.0	24.8	-11%

Total U.S.	132.5	129.3	2%
Canada	57.6	58.6	-2%
International	23.9	25.5	-6%

Total Oil Equivalent	214.0	213.4	0%

Average Daily Production
Natural Gas (MMcf)
U.S. Onshore	1,335.6	1,247.1	7%
U.S. Offshore	215.4	220.1	-2%

Total U.S.	1,551.0	1,467.2	6%
Canada	658.7	675.5	-2%
International	22.1	29.5	-25%

Total Natural Gas	2,231.8	2,172.2	3%

Oil (MBbls)
U.S. Onshore	30.5	31.8	-4%
U.S. Offshore	23.1	29.4	-21%

Total U.S.	53.6	61.2	-12%
Canada	35.2	33.9	4%
International	61.8	64.3	-4%

Total Oil	150.6	159.4	-6%

Natural Gas Liquids (MBbls)
U.S. Onshore	49.6	46.6	6%
U.S. Offshore	1.4	1.7	-18%

Total U.S.	51.0	48.3	6%
Canada	12.9	14.0	-8%
International	—	0.9	-100%

Total Natural Gas Liquids	63.9	63.2	1%

Oil Equivalent (MBoe)
U.S. Onshore	302.7	286.3	6%
U.S. Offshore	60.4	67.6	-11%

Total U.S.	363.1	353.9	3%
Canada	157.9	160.7	-2%
International	65.5	70.0	-6%

Total Oil Equivalent	586.5	584.6	0%

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
REALIZED PRICE DATA
(average realized prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Realized Prices

Natural Gas ($/Mcf)
U.S. Onshore	$5.90	$6.90	$5.59	$9.41
U.S. Offshore	$7.24	$7.95	$6.72	$11.15
Total U.S.	$6.09	$7.08	$5.75	$9.61
Canada	$6.05	$6.95	$5.78	$9.36
International	$3.95	$3.75	$3.11	$2.74

Total Natural Gas	$6.06	$6.99	$5.74	$9.42

Oil ($/Bbl)
U.S. Onshore	$60.70	$51.23	$54.50	$55.58
U.S. Offshore	$64.24	$32.96	$57.35	$31.08
Total U.S.	$62.23	$41.64	$55.68	$44.75
Canada	$46.94	$26.88	$41.08	$26.09
International	$61.36	$40.26	$56.58	$41.25

Total Oil	$58.30	$38.00	$52.85	$38.96

Natural Gas Liquids ($/Bbl)
U.S. Onshore	$29.26	$26.50	$27.57	$31.16
U.S. Offshore	$35.43	$30.61	$28.38	$47.72
Total U.S.	$29.42	$26.68	$27.59	$31.29
Canada	$42.67	$37.19	$37.78	$41.13
International	$—	$22.81	$—	$21.07

Total Natural Gas Liquids	$32.10	$28.96	$29.51	$33.53

Oil Equivalent ($/Boe)
U.S. Onshore	$36.94	$40.10	$34.57	$52.34
U.S. Offshore	$51.23	$40.58	$45.96	$49.73
Total U.S.	$39.31	$40.21	$36.42	$51.94
Canada	$39.21	$38.17	$36.45	$48.10
International	$59.24	$38.80	$55.07	$38.81

Total Oil Equivalent	$41.51	$39.48	$38.91	$49.38

BENCHMARK PRICES
(average prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Benchmark Prices

Natural Gas ($/Mcf) — Henry Hub	$7.24	$8.64	$6.56	$13.00
Oil ($/Bbl) — West Texas Intermediate (Cushing)	$66.22	$56.57	$60.19	$60.00

PRICE DIFFERENTIALS, EXCLUDING EFFECTS OF HEDGES
(average floating price differentials from benchmark prices)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Price Differentials

Natural Gas ($/Mcf)
U.S. Onshore	$(1.41)	$(1.71)	$(1.21)	$(3.54)
U.S. Offshore	$0.00	$(0.42)	$0.16	$(0.50)
Total U.S.	$(1.22)	$(1.50)	$(1.02)	$(3.20)
Canada	$(1.02)	$(1.46)	$(0.61)	$(3.26)
International	$(1.15)	$(3.90)	$(1.90)	$(9.94)

Total Natural Gas	$(1.16)	$(1.50)	$(0.91)	$(3.29)

Oil ($/Bbl)
U.S. Onshore	$(5.52)	$(4.85)	$(5.69)	$(4.42)
U.S. Offshore	$(1.96)	$(5.45)	$(2.84)	$(4.85)
Total U.S.	$(3.99)	$(5.16)	$(4.51)	$(4.61)
Canada	$(19.28)	$(15.48)	$(19.11)	$(19.64)
International	$(4.86)	$(7.27)	$(3.61)	$(7.87)

Total Oil	$(7.92)	$(8.14)	$(7.34)	$(9.44)

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues

Oil sales	$3,205	$2,359	$809	$540
Gas sales	4,932	5,784	1,207	1,871
Natural gas liquids sales	749	687	177	195
Marketing & midstream revenues	1,692	1,792	416	582

Total revenues	10,578	10,622	2,609	3,188

Expenses and other income, net

Lease operating expenses	1,488	1,324	412	334
Production taxes	341	335	80	101
Marketing & midstream operating costs and expenses	1,244	1,342	314	421
Depreciation, depletion and amortization of oil and gas properties	2,266	1,981	634	492
Depreciation and amortization of non-oil and gas properties	176	160	47	41
Accretion of asset retirement obligation	49	43	13	9
General & administrative expenses	397	291	113	85
Interest expense	421	533	106	105
Effects of changes in foreign currency exchange rates	—	(2)	1	2
Change in fair value of derivative financial instruments	178	94	97	(74)
Reduction of carrying value of oil and gas properties	121	212	—	212
Other income, net	(115)	(196)	(30)	(17)

Total expenses and other income, net	6,566	6,117	1,787	1,711

Earnings from continuing operations before income tax expense	4,012	4,505	822	1,477

Income tax expense

Current	819	1,218	104	397
Deferred	370	388	159	117

Total income tax expense	1,189	1,606	263	514

Earnings from continuing operations	2,823	2,899	559	963

Discontinued operations

Results of discontinued operations before income taxes	22	46	19	12
Income tax (benefit) expense	(1)	15	(4)	5

Net results of discontinued operations	23	31	23	7

Net earnings	2,846	2,930	582	970
Preferred stock dividends	10	10	3	3

Net earnings applicable to common stockholders	$2,836	$2,920	$579	$967

Net earnings per weighted average common shares outstanding
Basic	$6.42	$6.38	$1.31	$2.18
Diluted	$6.34	$6.26	$1.29	$2.14
Basic weighted average shares outstanding	442	458	443	443
Diluted weighted average shares outstanding	448	470	448	451

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31,	December 31,
	2006	2005

Assets

Current assets

Cash and cash equivalents	$739	$1,593
Short-term investments	574	680
Accounts receivable	1,393	1,565
Deferred income taxes	102	158
Current assets held for sale	81	66
Other current assets	323	144

Total current assets	3,212	4,206

Property and equipment, at cost, based on the full cost method of accounting for oil and gas properties ($3,674 and $2,704 excluded from amortization in 2006 and 2005, respectively)	41,889	33,824
Less accumulated depreciation, depletion and amortization	17,294	14,913

Net property and equipment	24,595	18,911

Investment in Chevron Corporation common stock, at fair value	1,043	805
Goodwill	5,706	5,705
Assets of held for sale	185	217
Other assets	322	429

Total Assets	$35,063	$30,273

Liabilities and Stockholders’ Equity

Current liabilities

Accounts payable:
Trade	$1,190	$928
Revenues and royalties due to others	529	666
Income taxes payable	197	293
Current portion of long-term debt	2,205	662
Accrued interest payable	114	127
Fair value of derivative financial instruments	6	18
Current portion of asset retirement obligation	61	50
Current liabilities associated with assets held for sale	5	19
Accrued expenses and other current liabilities	338	171

Total current liabilities	4,645	2,934

Debentures exchangeable into shares of Chevron Corporation common stock	727	709
Other long-term debt	4,841	5,248
Fair value of derivative financial instruments	302	125
Asset retirement obligation, long-term	833	610
Liabilities associated with assets held for sale	25	40
Other liabilities	598	371
Deferred income taxes	5,650	5,374

Stockholders’ equity

Preferred stock	1	1
Common stock	44	44
Additional paid-in capital	6,840	6,928
Retained earnings	9,114	6,477
Accumulated other comprehensive income	1,444	1,414
Treasury stock	(1)	(2)

Stockholders’ Equity	17,442	14,862

Total Liabilities & Stockholders’ Equity	$35,063	$30,273

Common Shares Outstanding	444	443

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended December 31,
	2006	2005

Cash Flows From Operating Activities

Net earnings	$2,846	$2,930
Less income from discontinued operations, net of tax	(23)	(31)
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation, depletion and amortization	2,442	2,141
Deferred income tax expense	370	388
Net gain on sales of non-oil and gas property and equipment	(5)	(150)
Reduction of carrying value of oil and gas properties	121	212
Other non-cash charges	270	128

	6,021	5,618

Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	212	(279)
Other current assets	(37)	(17)
Long-term other assets	(66)	48
Increase (decrease) in:
Accounts payable	(183)	255
Income taxes payable	(231)	69
Debt, including current maturities	—	(67)
Accrued interest and expenses	78	(34)
Long-term other liabilities	142	(79)

Cash provided by operating activities — continuing operations	5,936	5,514
Cash provided by operating activities — discontinued operations	57	98

Net cash provided by operating activities	$5,993	$5,612

Cash Flows From Investing Activities

Proceeds from sales of property and equipment	$40	$2,151
Capital expenditures	(7,551)	(4,026)
Purchases of short-term investments	(2,395)	(4,020)
Sales of short-term investments	2,501	4,307

Cash used in investing activities — continuing operations	(7,405)	(1,588)
Cash used in investing activities — discontinued operations	(44)	(64)

Net cash used in investing activities	$(7,449)	$(1,652)

Cash Flows From Financing Activities

Proceeds from borrowings of debt, net of issuance costs	$1,808	$—
Principal payments on debt, including current maturities	(862)	(1,258)
Proceeds from exercise of stock options	73	124
Repurchase of common stock	(253)	(2,263)
Excess tax benefits related to share-based compensation	36	—
Dividends paid on common stock	(199)	(136)
Dividends paid on preferred stock	(10)	(10)

Net cash provided by (used in) financing activities	$593	$(3,543)

Effect of exchange rate changes on cash	$13	$37
Net (decrease) increase in cash and cash equivalents	(850)	454
Cash and cash equivalents at beginning of year (including discontinued operations)	1,606	1,152

Cash and cash equivalents at end of year (including discontinued operations)	$756	$1,606

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
RESERVE RECONCILIATION

	Total				Total U.S.
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2005:

Proved developed	355	6,111	216	1,589	150	4,343	175	1,049
Proved undeveloped	285	1,185	30	513	23	821	22	183

Total proved	640	7,296	246	2,102	173	5,164	197	1,232

Production	(55)	(815)	(23)	(214)	(19)	(566)	(19)	(132)
Discoveries and extensions	139	1,491	45	433	16	1,298	43	274
Divestitures	—	(5)	—	(1)	—	—	—	—
Acquisitions	—	584	9	106	—	580	9	105
Revisions due to prices	(21)	(89)	(7)	(44)	—	(110)	(3)	(22)
Revisions other than price	5	(106)	5	(6)	—	(11)	6	5
As of December 31, 2006:

Proved developed	358	6,518	229	1,674	147	4,916	196	1,163
Proved undeveloped	350	1,838	46	702	23	1,439	37	299

Total proved	708	8,356	275	2,376	170	6,355	233	1,462

	U.S. Onshore				U.S. Offshore
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2005:

Proved developed	121	4,110	173	979	29	233	2	70
Proved undeveloped	8	651	20	137	15	170	2	46

Total proved	129	4,761	193	1,116	44	403	4	116

Production	(11)	(487)	(18)	(110)	(8)	(79)	(1)	(22)
Discoveries and extensions	11	1,270	43	265	5	28	—	9
Divestitures	—	—	—	—	—	—	—	—
Acquisitions	—	580	9	105	—	—	—	—
Revisions due to prices	—	(107)	(3)	(21)	—	(3)	—	(1)
Revisions other than price	(2)	(38)	6	(2)	2	27	—	7
As of December 31, 2006:

Proved developed	116	4,672	194	1,089	31	244	2	74
Proved undeveloped	11	1,307	36	264	12	132	1	35

Total proved	127	5,979	230	1,353	43	376	3	109

	Canada				International
	Oil	Gas	NGLs	Total	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)	(MMBbls)	(Bcf)	(MMBbls)	(MMBoe)

As of December 31, 2005:

Proved developed	103	1,708	41	429	102	60	—	111
Proved undeveloped	150	298	8	207	112	66	—	123

Total proved	253	2,006	49	636	214	126	—	234

Production	(13)	(241)	(4)	(58)	(23)	(8)	—	(24)
Discoveries and extensions	109	193	2	145	14	—	—	14
Divestitures	—	(5)	—	(1)	—	—	—	—
Acquisitions	—	4	—	1	—	—	—	—
Revisions due to prices	(19)	23	(4)	(20)	(2)	(2)	—	(2)
Revisions other than price	(1)	(84)	(1)	(16)	6	(11)	—	5
As of December 31, 2006:

Proved developed	112	1,560	33	405	99	42	—	106
Proved undeveloped	217	336	9	282	110	63	—	121

Total proved	329	1,896	42	687	209	105	—	227

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
COSTS INCURRED
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Property Acquisition Costs:

Total proved	$1,113	$54	$1,066	$5

Total unproved	$1,485	$347	$1,366	$106

Exploration and Development Costs	$5,124	$3,677	$3,105	$2,019

Costs Incurred	$7,722	$4,078	$5,537	$2,130

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Property Acquisition Costs:

Total proved	$1,066	$3	$—	$2

Total unproved	$1,311	$86	$55	$20

Exploration and Development Costs	$2,479	$1,554	$626	$465

Costs Incurred	$4,856	$1,643	$681	$487

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Property Acquisition Costs:

Total proved	$23	$49	$24	$—

Total unproved	$70	$239	$49	$2

Exploration and Development Costs	$1,461	$1,381	$558	$277

Costs Incurred	$1,554	$1,669	$631	$279

Devon capitalizes certain general and administrative expenses which are related to property acquisition, exploration and development activities. Such capitalized expenses, which are included in the costs shown in the preceding tables, were $269 million and $188 million in the years 2006 and 2005, respectively. In addition, Devon capitalizes certain interest expenses which are related to property development activities. Such capitalized expenses, which are also included in the costs shown in the preceding tables, were $70 million in each of the years 2006 and 2005.
CAPITAL EXPENDITURES DATA
     (in millions)

	Year Ended	Quarter Ended
	December 31, 2006	December 31, 2006

Capital Expenditures

Drill-bit capital (1)	$5,236	$1,433
Chief acquisition	2,210	2
Other acquisitions of proved properties	88	33
Marketing & midstream	376	129
Other	183	60

Total	$8,093	$1,657

(1)	Drill-bit capital, a Non-GAAP measure, is defined on page 17.

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DRILLING ACTIVITY

	Year Ended
	December 31,
	2006	2005

Total Wells Drilled

U.S.	1,550	1,298
Canada	877	1,020
International	41	44

Total	2,468	2,362

Total Wells Success Rate

U.S.	98%	98%
Canada	99%	98%
International	88%	82%

Total	98%	97%

COMPANY OPERATED RIGS

	December 31,
	2006	2005

Number of Company Operated Rigs Running

U.S.	58	53
Canada	11	16
International	2	3

Total	71	72

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
DETAIL OF RECLASSIFICATION FOR DISCONTINUED
OPERATIONS IN EGYPT

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Production from Discontinued Operations

Oil (MMBbls)	1.9	2.4	0.6	0.5
Natural Gas (Bcf)	—	—	—	—
Natural Gas Liquids (MMBbls)	—	—	—	—

Total Oil Equivalent (MMBoe)	1.9	2.4	0.6	0.5

STATEMENT OF DISCONTINUED OPERATIONS DATA
(US$ in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Revenues

Oil sales	$118	$119	$32	$30

Expenses and other income, net

Lease operating expenses	23	21	7	6
Depreciation, depletion and amortization of oil and gas properties	41	50	6	12
Depreciation and amortization of non-oil and gas properties	1	1	—	—
Accretion of asset retirement obligation	—	1	—	—
Reduction of carrying value of oil and gas properties	31	—	—	—

Total expenses and other income, net	96	73	13	18

Earnings before income tax expense	22	46	19	12

Income tax (benefit) expense

Current	15	20	(4)	9
Deferred	(16)	(5)	—	(4)

Total income tax (benefit) expense	(1)	15	(4)	5

Earnings from discontinued operations	$23	$31	$23	$7

RESERVE DATA FOR EGYPT

	Oil	Gas	NGLs	Total
	(MMBbls)	(Bcf)	(MMBbls)	(MMboe)

As of December 31, 2005:

Proved developed	10	—	—	10
Proved undeveloped	—	—	—	—

Total proved	10	—	—	10

As of December 31, 2006:

Proved developed	8	—	—	8
Proved undeveloped	—	—	—	—

Total proved	8	—	—	8

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
Non-GAAP Financial Measures
     The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles.) The company must reconcile the Non-GAAP financial measure to related GAAP information. Cash flow before balance sheet changes is a Non-GAAP financial measure. Devon believes cash flow before balance sheet changes is relevant because it is a measure of cash available to fund the company’s capital expenditures, dividends and to service its debt. Cash flow before balance sheet changes is also used by certain securities analysts as a measure of Devon’s financial results.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Year Ended		Quarter Ended
	December 31,		December 31,
	2006	2005	2006	2005

Net Cash Provided By Operating Activities (GAAP)	$5,993	$5,612	$1,111	$1,960
Changes in assets and liabilities — continuing operations	84	103	423	(202)
Changes in assets and liabilities — discontinued operations	14	(20)	(5)	(19)

Cash flow before balance sheet changes (Non-GAAP)	$6,091	$5,695	$1,529	$1,739

     Devon believes that using net debt, defined as debt less cash, short-term investments and the market value of Chevron common stock, for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon believes that because cash and short-term investments can be used to repay indebtedness, netting cash and short-term investments against debt provides a clearer picture of the future demands on cash to repay debt. Included in Devon’s indebtedness are $727 million of debentures exchangeable into 14.2 million shares of Chevron common stock owned outright by Devon. As of December 31, 2006, the market value of the shares ($1.0 billion) exceeded the related debt obligation. Devon believes deducting the market value of the stock provides a clearer picture of future demands on cash to repay debt. This methodology is also utilized by various lenders, rating agencies and securities analysts as a measure of Devon’s indebtedness.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	December 31,
	2006	2005

Total debt (GAAP)	$7,773	6,619
Adjustments:
Cash and short-term investments	(1,313)	(2,273)
Market value of Chevron Corporation common stock	(1,043)	(805)

Net Debt (Non-GAAP)	$5,417	3,541

Total Capitalization

Total debt	$7,773	6,619
Stockholders’ equity	17,442	14,862

Total Capitalization (GAAP)	$25,215	21,481

Adjusted Capitalization
Net debt	$5,417	3,541
Stockholders’ equity	17,442	14,862

Adjusted Capitalization (Non-GAAP)	$22,859	18,403

DEVON ENERGY CORPORATION
FINANCIAL AND OPERATIONAL INFORMATION
     Drill-bit capital is defined as costs incurred less proved acquisition costs, unproved acquisition costs resulting from business combinations and other significant similar transactions, and the net difference of accrued future asset retirement costs less actual cash retirement expenditures. Drill-bit capital is a non-GAAP measure. Devon believes drill-bit capital is relevant because it provides additional insight into costs associated with current year drilling, facilities and unproved acreage acquisitions unrelated to business combinations and other significant similar transactions. It should be noted that the actual costs of reserves added through Devon’s drilling program will differ, sometimes significantly, from the direct comparison of capital spent and reserves added in any given period due to the timing of capital expenditures and reserve bookings. This methodology is also utilized by certain securities analysts as a measure of Devon’s performance.
RECONCILIATION TO GAAP INFORMATION
(in millions)

	Total		Total U.S.
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Costs Incurred (GAAP)	$7,722	$4,078	$5,537	$2,130

Less:
Proved acquisition costs	1,113	54	1,066	5
Unproved portion of Chief acquisition	1,185	—	1,185	—
Accrued asset retirement costs	250	113	78	70
Plus: Actual retirement expenditures	62	41	41	22

Drill-bit capital (Non-GAAP)	$5,236	$3,952	$3,249	$2,077

	U.S. Onshore		U.S. Offshore
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Costs Incurred (GAAP)	$4,856	$1,643	$681	$487

Less:
Proved acquisition costs	1,066	3	—	2
Unproved portion of Chief acquisition	1,185	—	—	—
Accrued asset retirement costs	36	23	42	47
Plus: Actual retirement expenditures	6	5	35	17

Drill-bit capital (Non-GAAP)	$2,575	$1,622	$674	$455

	Canada		International
	Year Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005

Costs Incurred (GAAP)	$1,554	$1,669	$631	$279

Less:
Proved acquisition costs	23	49	24	—
Unproved portion of Chief acquisition	—	—	—	—
Accrued asset retirement costs	107	37	65	6
Plus: Actual retirement expenditures	18	16	3	3

Drill-bit capital (Non-GAAP)	$1,442	$1,599	$545	$276